Exhibit 99.1

TALOS ENERGY PROVIDES UPDATE ON ZAMA

Houston, Texas, July 5, 2021 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today provided an update regarding operatorship for the Company’s Zama asset in offshore Mexico. On July 2, 2021, Talos was notified by Mexico’s Ministry of Energy (“SENER”) that it had designated Petróleos Mexicanos (“Pemex”) as the operator of the Zama unit, just three days after it received a letter directly from Pemex arguing for operatorship.

Since being awarded Block 7 as the first private operator in the country, Talos drilled the exploratory well that led to the Zama field discovery in July 2017. Talos subsequently continued to invest in the Zama appraisal, and the Mexican economy, by drilling three additional wells as part of the delineation of the Zama field. Talos has consistently demonstrated unrelenting commitment to the optimal development of the field, as the Company has advanced a complete Front End Engineering and Development (“FEED”) study and presented the National Hydrocarbons Commission (“CNH”) a development plan that maximizes oil and gas recovery and value to the Mexican people. Talos has also consistently demonstrated its capabilities and qualifications to be the operator of the unit, its expertise operating in Zama’s geology and water depth and its stellar safety and environmental track record in its operations in Mexico.

After six years of significant investments in Zama and the Mexican economy, as well as the delivery of a Zama development plan that is credible and in line with the objectives of Mexico, Talos is very disappointed with SENER’s sudden decision to award operatorship to Pemex, especially in light of the timing under which the award occurred.

Talos remains committed to maximizing value for its shareholders from its Zama asset and will explore all legal and strategic options to do so.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven diversified energy company focused on safely and responsibly maximizing long-term value through our operations in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of upstream energy assets in key geological trends. With a focus on environmental stewardship, we are also utilizing our expertise to reduce industrial emissions through our carbon capture and storage joint venture along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast, “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the Company’s ongoing strategy with respect to its Zama asset, the success of the Company’s exclusive joint venture with Storegga Geotechnologies Limited, commodity price volatility, including the sharp decline in oil prices beginning in March 2020, the impact of the coronavirus disease 2019 (“COVID-19”)

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business, the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply, government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 11, 2021 and our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2021, filed with the SEC on May 6, 2021.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002